United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2009
(October 27, 2009)

IVEDA CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53285	98-0611159
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1201 South Alma School Road, Suite 4450, Mesa, Arizona 85210
 (Address of principal executive offices) (Zip Code)

(480) 307-8700
(Registrant's telephone number)

Item 4.01.	Changes in Registrant's Certifying Accountant

On October 27, 2009, the Board of Directors of the Company dismissed Manning Elliott LLP ("ME"), the registered independent public accounting firm for the Company, as the Company's independent auditors effective immediately.  The dismissal of ME was a result of the change in the Company's principal offices from Canada to Arizona upon its acquisition of IntelaSight, Inc. as the Company's wholly owned operating subsidiary.

In connection with the audit of the Company's financial statements for the fiscal years ended January 31, 2009 and 2008, and through October 27, 2009, there were no disagreements between the Company and ME on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to ME's satisfaction, would have caused ME to make reference the subject matter of the disagreement in connection with its audit reports on the Company's financial statements.  None of the reportable events set forth in Item 304(a)(1)(iv) or (v) of Regulation S-K occurred during the period in which ME served as the Company's independent registered public accounting firm.

The audit reports of ME on the Company's financial statements as of and for the fiscal years ended January 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, however, each of the audit reports was modified to note that the significant net losses incurred since inception raised substantial doubt about the Company's ability to continue as a going concern and that the financial statements for each of those fiscal years did not include adjustments that might result from the outcome of those uncertainties.

The Company provided ME a copy of this report prior to its filing with the Securities and Exchange Commission and requested that ME furnish a letter addressed to the Securities and Exchange Commission stating whether ME agrees with the statements made herein.  A copy of the letter, once received from ME, will be filed as an exhibit to an amendment to this Form 8-K, as permitted by Item 304(a)(3) of Regulation S-K.

On October 27, 2009, the Board of Directors of the Company approved the engagement of Farber Hass Hurley LLP ("FHH") to serve as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2009. The decision to change the Company's independent registered public accounting firm was the result of the Board of Directors' determination that it was in the best interests of the Company as FHH is located in the United States (Manning Elliott is in Canada) and following the Company's acquisition of IntelaSight, Inc. as the Company's wholly owned operating subsidiary, the location of the Company's principal offices changed from Canada to Arizona.

Prior to October 27, 2009, the date that FHH was retained as the independent registered public accounting firm of the Company:

(1) The Company did not consult FHH regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements;

(2) Neither a written report nor oral advice was provided to the Company by FHH that they concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3) The Company did not consult FHH regarding any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 30, 2009

Iveda Corporation, a Nevada corporation

By:	/s/ David Ly
David Ly, CEO